UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PRINCIPAL FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
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Important Notice Regarding the Availability of Proxy Materials for the Principal Financial Group, Inc. Annual Meeting to be Held Virtually via live webcast on Tuesday, May 19, 2020

In view of the impact of COVID-19, and updated Guidance issued by the Staff of the U.S. Securities and Exchange Commission on April 7, 2020 concerning Delays in Printing and Mailing of Full Set of Proxy Materials, Principal Financial Group, Inc. has decided to utilize a “notice-only” mailing to all shareholders. The notice includes information on where to view all meeting materials online, as well as voting instructions.

Inspecting the List of Shareholders – Shareholders may, during the ten days prior to the annual meeting, inspect a list of shareholders entitled to vote at the meeting. This list will be available for inspection at the company’s principal place of business. In order to schedule an appointment to inspect the list, please contact us at (i) investor-relations@principal.com with “Shareholder List” in the subject line or (ii) 1-877-909-1105. You will be asked to provide proof of ownership of the company’s common stock. During the annual meeting, the shareholder list will be available for viewing during the live webcast.